Dolat Ventures 10-Q
Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Dolat Ventures, Inc. (the “Company”) on Form 10-Q for the period ending May 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shmuel Dovid Hauck, President and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Quarterly Report on Form 10-Q for the period ending May 31, 2011 , fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report for the period ending May 31, 2011 , fairly presents, in all material respects, the consolidated financial condition and results of operations of Dolat Ventures, Inc.

Date: October 24, 2011

/s/ Shmuel Dovid Hauck
Shmuel Dovid Hauck President and Chief Financial Officer (Principal Executive and Financial Officer)